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                                                            Exhibit 4(a)(ii)


                                  EXHIBIT 4(a)(ii)

                              CERTIFICATE OF TRUST

                                       OF

                             FLEET CAPITAL TRUST II

     This Certificate of Trust of Fleet Capital Trust II dated November 1, 1996, is hereby duly executed and filed by the undersigned, as trustees of Fleet Capital Trust II, for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et. seq. The undersigned hereby certify as follows:

     1. NAME. The name of the business trust formed hereby (the "Trust") is "Fleet Capital Trust II."

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807 (a), is First Chicago Delaware Inc., a Delaware corporation, 300 King Street, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of the date of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                        /s/ Eugene M. McQuade
                                        ----------------------------------------
                                        Name:  Eugene M. McQuade
                                        Title: Trustee


                                        /s/ Douglas L. Jacobs
                                        ----------------------------------------
                                        Douglas L. Jacobs
                                        Title: Trustee


                                        /s/ John R. Rodehorst
                                        ----------------------------------------
                                        John R. Rodehorst
                                        Title: Trustee


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                                        FIRST CHICAGO DELAWARE INC.,
                                        as Trustee

                                        /s/ Steven M. Wagner
                                        ----------------------------------------
                                        Steven M. Wagner
                                        Title: Trustee